EXHIBIT 23.1

OHIO EDISON COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-133117) of Ohio Edison Company of our report dated February 27, 2007 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2007 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Cleveland, OH
February 27, 2007